Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of November 10, 2004, is entered into by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling” and together with Alloys, each individually a “Borrower” and collectively, “Borrowers”), Wise Metals Group LLC, a Delaware limited liability company (“Group”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”), and Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West” and together with Group, Finance, Listerhill, Warehousing and Recycling Texas, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”), Congress Financial Corporation, a Delaware corporation, in its capacity as administrative agent for Lenders (in such capacity, “Agent”), and Fleet Capital Corporation, in its capacity as documentation agent for Lenders (in such capacity, “Documentation Agent”).

W I T N E S S E T H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrowers pursuant to which Agent and Lenders may, upon certain terms and conditions, make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan Agreement, dated May 5, 2004, among Agent, Documentation Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated June 30, 2004 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

“Eligible Working Capital” shall have the meaning given to such term in the Indenture.

(b) Amendment to Definitions.

(i) The definition of “Inventory Loan Limit” in Section 1.75 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.75 ‘Inventory Loan Limit’ shall mean, as to each Borrower, at any time, the amount equal to $80,000,000 (the “Base Amount”), minus the then outstanding principal amount of Loans to the other Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory; provided, that, upon the request of Administrative Borrower and the written consent of Agent, Agent may from time to time, in its sole discretion, increase the Base Amount to an amount not to exceed $85,000,000.”

(ii) The definition of “Loan Limit” in Section 1.80 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.80 ‘Loan Limit’ shall mean, as to each Borrower, the amount equal to (a) the lesser of (i) the Maximum Credit and (ii) the Eligible Working Capital minus (b) the then outstanding principal amount of the Loans and Letter of Credit Accommodations provided to the other Borrowers.”

(iii) The definition of “Maximum Credit” in Section 1.84 of the Loan Agreement is hereby amended by deleting “$75,000,000” and replacing it with $125,000,000.”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Loans.

(a) Section 2.1(c) of the Loan Agreement is hereby amended by deleting “the Maximum Credit” and replacing it with “the Maximum Credit or the Eligible Working Capital”.

(b) Section 2.1(d) of the Loan Agreement is hereby amended by deleting “the Maximum Credit” and replacing it with “the Maximum Credit or the Eligible Working Capital”.

3. Collateral Reporting. Section 7.1(a)(i) of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of clause (B) of such Section and replacing it with a comma and (b) adding the following clause immediately before the semicolon at the end of such Section:

“, and (D) a report of the Eligible Working Capital, together with the computations and supporting materials used in determining the Eligible Working Capital”

4. Financial Statements. Section 9.6(a) of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of clause (ii) of such Section and replacing it with a comma and (b) adding the following clause immediately before the period at the end of such Section:

“, and (iv) within thirty (30) days after the end of each month, a certificate from an authorized officer of Group, in form and substance satisfactory to Agent, certifying as to the amount of the Eligible Working Capital as of the end of such month, together with the computations and supporting materials used in determining such amount.”

5. Minimum EBITDA. Section 9.17 of the Loan Agreement is hereby amended by deleting the second proviso of such Section and replacing it with the following:

“provided, further, that, if the aggregate Adjusted Excess Availability of Borrowers was equal to or greater than $20,000,000 for each of the ten (10) consecutive days immediately preceding the last day of any such Test Period, then Group and its Subsidiaries shall not be required to comply with the terms of this Section 9.17 for such Test Period.”

6. Minimum Debt Service Ratio. Section 9.18 of the Loan Agreement is hereby amended by deleting the second proviso of such Section and replacing it with the following:

“provided, further, that, if the aggregate Adjusted Excess Availability of Borrowers was equal to or greater than $20,000,000 for each of the ten (10) consecutive days immediately preceding the last day of any such Section 9.18 Test Period, then Group and its Subsidiaries shall not be required to comply with the terms of this Section 9.18 for such Section 9.18 Test Period.”

7. Additional Loans. Section 12.8 of the Loan Agreement is hereby amended by deleting “exceed the Maximum Credit” and replacing it with “exceed the Maximum Credit or the Eligible Working Capital”.

8. Commitments. The signature pages to the Loan Agreement are hereby amended by (a) deleting “$37,500,000” below the signature of Congress Financial Corporation and replacing it with “$75,000,000” and (b) deleting “$37,500,000” below the signature of Fleet Capital Corporation and replacing it with “$50,000,000.”

9. Fees.

(a) Amendment Fee. In consideration of this Amendment, Borrowers shall pay to Agent, for the account of Lenders (to the extent and in accordance with the arrangements between Agent and each Lender) an amendment fee in the amount of $250,000, which shall be fully earned and due and payable on the date hereof and which may be charged by Agent directly to the loan account of any Borrower.

(b) Syndication Fee. In consideration of this Amendment, Borrowers shall also pay to Agent, for its own account, a syndication fee in the amount of $25,000, which shall be fully earned and due and payable on the date hereof and which may be charged by Agent directly to the loan account of any Borrower.

10. Additional Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c) As of the date hereof, no Default or Event of Default exists or has occurred and is continuing.

11. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrowers and Guarantors with respect to this Amendment and such other matters as Agent may request;

(c) Agent shall have received, in form and substance satisfactory to Agent, (i) a Secretary’s Certificate of Members’ and Managers’ Resolutions, Operating Agreement, Incumbency and Member’s Consent for each of Alloys, Recycling, Group, Listerhill, Warehousing, Recycling Texas and Recycling West evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by each such Borrower or Guarantor, as applicable, of this Amendment and (ii) a Secretary’s Certificate of Directors’ Resolutions, Corporate Bylaws, Incumbency and Shareholder’s Consent for Finance evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by Finance of this Amendment; and

(d) no Default or Event of Default shall have occurred and be continuing.

12. Effect of this Amendment; Entire Agreement. Except as modified pursuant to this Amendment and the other Amendment Documents, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment, the Exhibits and Schedules hereto, and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

13. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

14. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

15. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

17. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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Exhibit 10.1

IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS

WISE ALLOYS LLC

By:	/s/ Danny Mendelson

Title:	Chief Financial Officer

WISE RECYCLING, LLC

By:	/s/ Danny Mendelson

Title:	President

GUARANTORS

WISE METALS GROUP LLC

By:	/s/ Danny Mendelson

Title:	Chief Financial Officer

WISE ALLOYS FINANCE CORPORATION

By:	/s/ Danny Mendelson

Title:	Chief Financial Officer

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ Danny Mendelson

Title:	Chief Executive Officer

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Exhibit 10.1

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WISE RECYCLING TEXAS, LLC

By:	/s/ Danny Mendelson

Title:	Chief Executive Officer

WISE WAREHOUSING, LLC

By:	/s/ Danny Mendelson

Title:	Chief Executive Officer

WISE RECYCLING WEST, LLC

By:	/s/ Danny Mendelson

Title:	President

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Exhibit 10.1

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AGENT

CONGRESS FINANCIAL CORPORATION, as Agent

By:	/s/ James O’Connell

Title:	Assistant Vice President

DOCUMENTATION AGENT

FLEET CAPITAL CORPORATION, as Documentation Agent

By:	/s/ Robert Anchundia

Title:	Vice President

LENDERS

CONGRESS FINANCIAL CORPORATION

By:	/s/ James O’Connell

Title:	Assistant Vice President

FLEET CAPITAL CORPORATION

By:	/s/ Robert Anchundia

Title:	Vice President